UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2010

NMT Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21001

Delaware	95-4090463
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27 Wormwood Street, Boston, MA 02210-1625
(Address of principal executive offices, including zip code)

617-737-0930
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

    On October 26, 2010, NMT Medical, Inc. (the "Registrant") entered into a Forbearance Agreement (the "Forbearance Agreement") among the Registrant, NMT Heart, Inc. (together with the Registrant, individually and collectively, jointly and severally the "Borrower"), and Silicon Valley Bank (the "Lender").

    Pursuant to the terms of the Forbearance Agreement, the parties acknowledge that the Borrower is currently in default of that certain Loan and Security Agreement, dated as of June 26, 2009, between Borrower and Lender, as amended by a certain First Modification Loan Agreement, dated as of May 3, 2010 (the "Loan Agreement"), as a result of the Borrower's failure to comply with the liquidity covenant contained in Section 6.9(a) (the "Existing Default") of the Loan Agreement, and that the Lender agrees to forbear from exercising its rights and remedies as a result of the Existing Default.

    The Forbearance Agreement is effective until November 19, 2010.

    The following summary description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT Medical, Inc.

Date: October 28, 2010	By:	/s/ Richard E. Davis
Richard E. Davis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Forbearance Agreeement. by and between Silicon Valley Bank, NMT Medical, Inc. and NMT Heart, Inc., dated October 26, 2010